UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2013

YOSEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-28767	88-0403070
(Commission File Number)	(IRS Employer Identification No.)

368 HuShu Nan Road
HangZhou City, Zhejiang Province, China
(Address of Principal Executive Offices) (Zip Code)

086-0571-88381700
(Registrant’s telehone number, including area code)

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On August 23, 2013, Yosen Group, Inc. (the “Company”) consummated the sale of (i) 1,000,000 units (each called a “Unit”) to Jessie Wong pursuant to a Subscription Agreement dated August 23, 2013 (the “Wong Subscription Agreement”) between the Company and Jessie Wong and (ii) 1,000,000 Units to Wa Cheung pursuant to a Subscription Agreement dated August 23, 2013 (the “Cheung Subscription Agreement”) between the Company and Wa Cheung, with each Unit consisting of: (i) one (1) share of common stock, $0.001 par value per share (the "Common Stock"), of the Company and (ii) a three-year warrant to purchase one (1) share of Common Stock of the Company at an exercise price of US$0.25 per share, for an aggregate total purchase price of US$500,000.

The sale of the 1,000,000 Units to Jessie Wong and the sale of the 1,000,000 Units to Wa Cheung were each exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Regulation S under the Act due to the fact that the offering of these shares was not made in the United States and that neither Jessie Wong nor Wa Cheung is a U.S. Person (as defined in the Act). The descriptions of the Wong Subscription Agreement and the Cheung Subscription Agreement are each qualified in their entirety by reference to Exhibits 10.1 and 10.2 to this Current Report on Form 8-K dated August 23, 2013 and filed with the Securities and Exchange Commission on August 26, 2013.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Subscription Agreement dated August 23, 2013 between the Company and Jessie Wong.
10.2	Subscription Agreement dated August 23, 2013 between the Company and Wa Cheung.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOSEN GROUP, INC.

By:	/s/ Zhenggang Wang
Name:	Zhenggang Wang
Title:	Chief Executive Officer

Dated: August 26, 2013